Temporary Certificate - Exchangeable for Definitive Engraved Certificate When
                               Ready for Delivery

                                  JOHN HANCOCK
                            PREFERRED INCOME FUND III

                            COMMON SHARE CERTIFICATE

     THIS CERTIFICATE IS TRANSFERABLE IN RIDGEFIELD PARK, NJ OR NEW YORK, NY
          ORGANIZED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

Number   THPS                                                             Shares

COMMON SHARE(S) OF
BENEFICIAL INTEREST
NO PAR VALUE

CUSIP  41021P  10  3
SEE REVERSE FOR CERTAIN DEFINITIONS


THIS CERTIFIES that ________________________ is the owner of ____________________ FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST OF JOHN HANCOCK PREFERRED INCOME FUND III, the said shares being issued, received and held under and subjct to the terms and provisions of the Agreement and Declaration of Trust dated as of January 24, 2003, establishing John Hancock Preferred Income Fund III, and all amendments thereto, copies of which are on file with the Secretary of The Commonwealth of Massachusetts and the Fund's By-Laws, and all amendments thereto. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Fund, properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Fund as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Fund and the facsimile signatures of its duly authorized officers.
DATED:

                               /s/ William H. King       /s/ Maureen R. Ford
                               -------------------       -------------------
                               Treasurer                 President

JOHN
HANCOCK
PREFERRED
INCOME
FUND III

CORPORATE
2003
MASSACHUSETTS

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT
AND REGISTRAR,






AUTHORIZED SIGNATURE.

                    Classes of Shares of Beneficial Interest

The preferences, voting powers, qualifications, and special and relative rights of the shares of beneficial interest of each class and series of the Fund are set forth in the Agreement and Declaration of Trust and By-Laws. The Fund will furnish a copy of the Agreement and Declaration of Trust and By-Laws to the holder of this certificate without charge upon written request.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation              Equivalent
------------              ----------
JT TEN                    As joint tenants, with right of survivorship and not
                          as tenants in common

TEN IN COM As tenants in common TEN BY ENT As tenants by the entireties UNIF TRANSFERS MIN ACT Uniform Transfers to Minors Act

ADM                       Administrator(s); Administratix
AGMT                      Agreement
CUST                      Custodian for
EST                       Estate, Of estate of
EX                        Executor(s), Executrix
FBO                       For the benefit of
FDN                       Foundation
PL                        Public Law
TR                        (As) trustee(s) for, of
UA                        Under Agreement
UW                        Under will of, Of will of, Under last will & Testament

--------------------------------------------------------------------------------
                                  TRANSFER FORM

FOR VALUE RECEIVED, (I, We) hereby sell, assign and transfer unto [Please insert social security or other identifying number of assignee] [please print or typewrite name and address (including postal zip code of assignee)] ____________________________ Common shares represented by this Certificate and do hereby irrevocably constitute and appoint ______ Attorney as to transfer said shares on the books of the Fund with full power of substitution in the premises.

Dated:_______________               Signature(s): _____________________________

(The signature to this agreement must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatsoever. If more than one owner, all must sign).

Signature Guaranteed By: ______________________________
(Signature must be guaranteed by a commercial bank or trust company or member firm of any national stock exchange.)

                                IMPORTANT NOTICE
When you sign your name to the Transfer Form without filling in the name of your "Assignee" this certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you fill in the name of the new owner in the "Assignee" space.

Alternatively, instead of using this Transfer Form, you may sign a separate "stock power" form and then mail the unsigned certificate and the signed "stock power" in separate envelopes. For added protection, use registered mail for a certificate.